Exhibit (a)(1)(iii)

LETTER OF TRANSMITTAL

Regarding Interests in

PARTNERS GROUP LENDING FUND, LLC

Tendered Pursuant to the Offer to Purchase
Dated July 30, 2026

THIS LETTER OF TRANSMITTAL MUST BE
RECEIVED BY STATE STREET BANK AND TRUST COMPANY

BY AUGUST 26, 2026.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
AT 11:59 P.M., EASTERN TIME, ON AUGUST 26, 2026,

UNLESS THE OFFER IS EXTENDED

Complete This Letter Of Transmittal And Return To:

State Street Bank and Trust Company

Attention: Partners Group Lending Fund, LLC

1776 Heritage Drive, Mailstop JAB0340

North Quincy, MA 02171

Phone: (888) 977-9790

Email: PartnersGroupTA_INQ@statestreet.com

Letter of Transmittal Page 1 of 4

Ladies and Gentlemen:

The undersigned hereby tenders to Partners Group Lending Fund, LLC, a closed-end, non-diversified management investment company organized as a limited liability company under the laws of the State of Delaware (the “Fund”), the limited liability company interests in the Fund or portion thereof (the “Units”) held by the undersigned, described and specified below, on the terms and conditions set out in the Offer to Purchase, dated July 30, 2026 (the “Offer”), receipt of which is hereby acknowledged, and in this Letter of Transmittal. THE OFFER AND THIS LETTER OF TRANSMITTAL ARE SUBJECT TO ALL THE TERMS AND CONDITIONS SET OUT IN THE OFFER, INCLUDING, BUT NOT LIMITED TO, THE ABSOLUTE RIGHT OF THE FUND TO REJECT ANY AND ALL TENDERS DETERMINED BY IT, IN ITS SOLE DISCRETION, NOT TO BE IN THE APPROPRIATE FORM.

The undersigned hereby sells to the Fund the Units tendered pursuant to this Letter of Transmittal. The undersigned warrants that it has full authority to sell the Units tendered hereby and that the Fund will acquire good title to the Units, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to this sale, and not subject to any adverse claim, when and to the extent the Units are purchased by the Fund. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer.

The undersigned recognizes that under certain circumstances set out in the Offer, the Fund may not be required to purchase the Units tendered hereby.

A promissory note (the “Note”) for the value of the purchased Units will be held by State Street Bank and Trust Company on behalf of the undersigned. Upon written request by the undersigned to State Street Bank and Trust Company, State Street Bank and Trust Company will mail the Note to the undersigned at the address of the undersigned as maintained in the books and records of the Fund. The payment of the purchase amount for the Units tendered by the undersigned will be made by wire transfer of the funds to an account designated by the undersigned in this Letter of Transmittal.

The undersigned recognizes that the amount of the payment of the purchase amount for Units will be based on the unaudited value of the Fund as of September 30, 2026, subject to an extension of the Offer as described in Section 8 of the Offer.

All authority conferred or agreed to be conferred in this Letter of Transmittal will survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder will be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 6 of the Offer, this tender is irrevocable.

PLEASE EMAIL OR MAIL TO: STATE STREET BANK AND TRUST COMPANY, ATTENTION: PARTNERS GROUP LENDING FUND, LLC, 1776 Heritage Drive, Mailstop JAB0340, North Quincy, MA 02171. FOR ADDITIONAL INFORMATION: PHONE: (888) 977-9790 OR EMAIL: PARTNERSGROUPTA_INQ@STATESTREET.COM.

Letter of Transmittal Page 2 of 4

LETTER OF TRANSMITTAL

Tender Date: October 1, 2026

Tender Expiration Date: 11:59 p.m. ET, August 26, 2026

PARTS 1, 2, 3, AND 4 MUST BE COMPLETED FOR TENDER REQUEST TO BE IN GOOD ORDER FOR PROCESSING

PLEASE EMAIL OR MAIL TO:

STATE STREET BANK AND TRUST COMPANY	FOR ADDITIONAL INFORMATION:
PARTNERS GROUP LENDING FUND, LLC	PHONE: (888) 977-9790
1776 Heritage Drive, Mailstop JAB0340	EMAIL: PartnersGroupTA_INQ@statestreet.com
North Quincy, MA 02171

PLEASE CONTACT YOUR FINANCIAL INTERMEDIARY BEFORE SUBMITTING YOUR TENDER REQUEST.

PART 1 – NAME AND ADDRESS

Partners Group Account #:
Full Account Registration Line 1:
Full Account Registration Line 2:
Telephone Number:

Advisor Firm Name:
Advisor Rep Name
Advisor Telephone Number:

FOR CUSTODIAL ACCOUNTS ONLY (IRA, 401k, ETC.)
Custodial Account #:
Custodian Name:
Custodian Address:
Custodian City, State, Zip:
Custodian Telephone Number:

PART 2 – AMOUNT OF UNITS IN THE FUND BEING TENDERED:

[   ] Class I                            [   ] Class M

[   ] Entire amount of Units

[   ] Portion of Units                    $______________          or          ____________ Number of Units

Letter of Transmittal Page 3 of 4

LETTER OF TRANSMITTAL

PART 3 – PAYMENT

PAYMENT GUIDELINES: Proceeds from tax deferred and tax exempt registration types are required to be returned to the custodian on record.

If you invest in the Fund through a financial intermediary, that financial intermediary may require alternate payment and/or delivery instructions, notwithstanding your request herein. Please contact your financial intermediary before submitting your tender request.

Please Deliver All Proceeds via Federal Wire to the Following:

Bank Name:
ABA Routing Number:
For Credit to:
Name(s) on Bank Account:
Bank Account Number:
For Further Credit to:
Name(s) on Investors Account:
Investor Account Number at Broker:

PROMISSORY NOTE: The Note reflecting the purchase amount will be held by State Street Bank and Trust Company on the undersigned’s behalf. Upon a written request by the undersigned to State Street Bank and Trust Company, State Street Bank and Trust Company will mail the Note to the undersigned at the address of the undersigned as maintained in the books and records of the Fund.

PART 4 - SIGNATURE(S)

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

THIS DOCUMENT REQUIRES A MEDALLION SIGNATURE GUARANTEE BELOW ONLY WHEN AUTHORIZED SIGNER(S) INSTRUCT THE FUND TO SEND TENDER PROCEEDS TO AN ACCOUNT OTHER THAN THE BROKER/CUSTODIAN ACCOUNT OF RECORD.

PLEASE CONTACT YOUR FINANCIAL INTERMEDIARY BEFORE SUBMITTING YOUR TENDER REQUEST.

Letter of Transmittal Page 4 of 4